EXHIBIT 23.3



           LABONTE & CO.                    610 - 938 HOWE STREET
-------------------------------------       VANCOUVER, BC  CANADA
        CHARTERED ACCOUNTANTS               V6Z 1N9
-------------------------------------       TELEPHONE         (604) 682-2778
                                            FACSIMILE         (604) 689-2778
                                            EMAIL:            info@labonteco.com


October 29, 2002



U.S. SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
450 Fifth St. N.W.
Washington,  DC  20549


RE: DDI INTERNATIONAL INC. - FORM SB-2 REGISTRATION STATEMENT


Dear Sirs:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated October 29, 2002, of the following:

o Our report to the Board of Directors and Stockholders of DDI International Inc. dated May 6, 2002 on the financial statements of the Company as at April 30, 2002 and for the period from March 22, 2002 (inception) to April 30, 2002.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,


"LaBonte & Co."



LABONTE & CO.
CHARTERED ACCOUNTANTS